UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date of Earliest Event Reported) April 23, 2010

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Texas	001-32647	76-0362774
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 200 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (713) 622-3311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On April 23, 2010, ATP Oil & Gas Corporation (the “Company”) issued and sold $1.5 billion in aggregate principal amount of 11.875% senior second lien notes due 2015 (“Notes”). The Notes were issued pursuant to an Indenture, dated as of April 23, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

In connection with the issuance and sale of the Notes, on April 23, 2010, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities Inc., as representative of the several initial purchasers (the “Initial Purchasers”) of the Notes. Under the Registration Rights Agreement, the Company agreed to file with the Securities and Exchange Commission (the “Commission”), and use their reasonable best efforts to cause to become effective, a registration statement relating to an offer to exchange the Notes (the “Exchange Offer”) for an issue of registered notes with terms substantially identical to the Notes. In certain circumstances, the Company may be obligated to file a shelf registration statement with the Commission relating to resales of the Notes. If the Company fails to satisfy these obligations, including the obligation to complete the Exchange Offer within 270 days after the issue date of the Notes, the Company may be required to pay additional interest to holders of the Notes.

Also on April 23, 2010, the Company entered into a Credit Agreement (the “Credit Agreement”) among the Company, JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent, Credit Suisse Securities (USA) LLC (“CSS”), as syndication agent, NATIXIS, as documentation agent, and the lenders thereto.

Certain Initial Purchasers, and their affiliates or predecessors, have in the past performed, and may in the future from time to time perform, investment banking, advisory, general financial, and commercial services for the Company and its affiliates and subsidiaries for which they have in the past received, and may in the future receive, customary fees and reimbursement of expenses.

The descriptions set forth above in this Item 1.01 are qualified in their entirety by the Indenture, the Registration Rights Agreement and the Credit Agreement, which are filed as Exhibit 4.1, 10.2 and 10.1, respectively to this Current Report on Form 8-K and the contents thereof are incorporated herein by reference.

Item 1.02.	Termination of Material Definitive Agreement.

On April 23, 2010, the Company fully discharged all of its obligations to its lenders under that certain Credit Agreement, dated as of June 27, 2008, among the Company, the lenders party thereto, and Credit Suisse, Cayman Islands Branch, as Administrative Agent and Collateral Agent, as amended (the “Former Credit Agreement”). The total amount repaid by the Company in satisfaction of its obligations was $1,329,220,285.67, representing the full outstanding amount of term loans and revolving loans, accrued and unpaid interest of $51,526,389.09 and expenses of $52,332.98. The Company repaid such amounts from the net proceeds from its offering of the Notes (see disclosure elsewhere in this Current Report under Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant). A copy of the Former Credit Agreement, which has been terminated, was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 27, 2008.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Notes

The information contained in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03. The Company will pay interest on the Notes on May 1 and November 1 of each year, beginning November 1, 2010. The Notes mature on May 1, 2015.

The Notes are senior secured obligations of the Company and rank senior to all of the Company’s future debt that is expressly subordinated in right of payment to the Notes, ranks equally in right of payment with all of the Company’s existing and future liabilities that are not so subordinated, including the Credit Agreement, ranks effectively senior to all of the Company’s unsecured obligations to the extent the value of the collateral securing the Notes exceeds the amount of first priority secured debt, is effectively subordinated to all of the Company’s first priority secured debt, including the borrowings and other obligations under the Credit Agreement, to the extent of the value of the collateral securing such debt and is structurally subordinated to all existing and future indebtedness and other liabilities of any of the Company’s subsidiaries that do not guarantee the Notes.

The Notes are secured by a second priority lien, subject to permitted liens, by all of the Company’s assets that secure the Credit Agreement (the “Collateral”), as described below.

The Collateral securing the Notes is subject to, and made subordinate to, the lien granted to the lenders under the Credit Agreement, as evidenced by that certain Intercreditor Agreement dated as of April 23, 2010 among the Company, JPM and the Trustee (the “Intercreditor Agreement”). A copy of the Intercreditor Agreement is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

At any time (which may be more than once), on or prior to May 1, 2013, the Company may, at its option, redeem up to 35% of the outstanding Notes with money raised in certain equity offerings, at a redemption price of 111.875%, plus accrued interest, if any. In addition, the Company may redeem the notes, in whole or in part, at any time before May 1, 2013 at a redemption price equal to par plus an applicable make-whole premium and accrued and unpaid interest to the date of redemption. The Company may also redeem any of the notes at any time on or after May 1, 2013, in whole or in part, at specified redemption prices, plus accrued and unpaid interest to the date of redemption.

The Notes also contain a provision allowing the holders thereof to require the Company to purchase some or all of those Notes at a purchase price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to the date of repurchase, upon the occurrence of specified change of control events.

The Company is subject to certain negative covenants under the Indenture. The provisions of the Indenture limit the Company’s ability to, among other things:

•	incur additional indebtedness;

•	pay dividends on the Company’s capital stock or purchase, repurchase, redeem, defease or retire the Company’s capital stock or subordinated indebtedness;

•	make investments;

•	incur liens;

•	create any consensual restriction on the ability of the Company’s restricted subsidiaries to pay dividends, make loans or transfer property to the Company;

•	engage in transactions with affiliates;

•	sell assets; and

•	consolidate, merge or transfer assets.

The Indenture also contains customary events of default, including, but not limited to, the following:

•	default for 30 days in any payment of interest on the Notes;

•	default in payment of principal of or premium, if any, on the Notes at maturity (including upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise);

•	failure by the Company to comply with its covenants in the Indenture, in certain cases subject to notice and grace periods;

•

default under any mortgage, indenture or instrument governing any indebtedness for money borrowed or guaranteed by the Company or any of its restricted subsidiaries (other than indebtedness owed to the Company or any of its restricted subsidiaries), if such default: (i) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness within any applicable grace period; or (ii) results in the acceleration of such indebtedness prior to its maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates $25.0 million or more, subject to a cure provision;

•	certain events of bankruptcy, insolvency or reorganization with respect to the Company, a restricted subsidiary or a significant subsidiary;

•	failure to pay final judgments aggregating in excess of $25.0 million above the coverage under applicable insurance policies and after applicable grace periods; and

•	certain defaults with respect to any future subsidiary guarantees.

The Credit Agreement

Capitalized terms used in this Item 2.03 and not defined shall have the meanings ascribed them in the Credit Agreement. Subject to the satisfaction of a Borrowing Base formula (based on the proved reserves of the Company and its operating subsidiaries and the Company’s interests in certain reusable floating infrastructure assets), numerous conditions precedent and covenants, the Credit Agreement provides for a revolving credit commitment of up to $100.0 million, subject to an increase to $150.0 million, with a portion of the facility not in excess of $75.0 million available for the issuance of letters of credit. Unless earlier payment is required under the Credit Agreement, advances under the Credit Agreement must be paid on or before April 23, 2013.

Under the Credit Agreement, the Company is required to meet certain financial tests commencing June 30, 2010, including (i) a minimum current ratio not less than 0.8 to 1.0 for the period from April 23, 2010 through December 31, 2010 and 1.00 to 1.00, thereafter (ii) a total debt to EBITDAX ratio not to exceed 5.0 to 1.0, with subsequent adjustments to 3.0 to 1.0, and (iii) an EBITDAX to interest expense ratio not less than 2.0 to 1.0. In addition, the Credit Agreement contains covenants that, among other things, and subject to certain exceptions and limitations, limit the incurrence of additional indebtedness, liens, mergers, consolidations, liquidations, and dissolutions, sales of assets, investments, dividends, distributions, other payments in respect of capital stock or other debt and any modification to the indenture governing the Notes.

At the Company’s election, borrowings under the Credit Agreement will bear interest at: (i) the London interbank offering rate for Eurodollar borrowings, adjusted for statutory reserves (the “Adjusted LIBO Rate”), plus the Applicable Margin (any such borrowing under this clause (i), a “Eurodollar Loan”); or (ii) the alternate base rate (defined as the greater of (a) JPM’s “prime rate,” (b) the federal funds effective rate plus 0.5% and (c) the Adjusted LIBO Rate for a one month interest period plus 1.0%) (the “Adjusted Base Rate”), plus the Applicable Margin (any such borrowing under this clause (ii), an “ABR Loan”). The Applicable Margin varies depending on the percentage of the Borrowing Base utilized at the time of the applicable borrowing. The minimum Applicable Margin for Eurodollar Loans is 3.5% and the maximum is 5.0%. The minimum Applicable Margin for ABR Loans is 2.5% and the maximum is 4.0%. With respect to Letters of Credit issued under the Credit Agreement: (x) participation fees accrue at a rate between 3.5% to 5.0% depending on the percentage of the Borrowing Base utilized at such time; (y) fronting fees (payable to the issuing lender) accrue at the rate of 0.25% per annum; and (z) standard fees are payable to each issuing lender with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

As security for the Company’s obligations under the Credit Agreement, the Company and certain of its operating subsidiaries granted the lenders a security interest in and a first lien on, not less than 80% of the aggregate engineered present value of the Company’s proved oil and gas properties located in, or in U.S. Federal waters adjacent to, the United States, capital stock of the Company’s material subsidiaries (limited in the case of the Company’s non-U.S. subsidiaries to not more than 65% of the capital stock of first-tier foreign subsidiaries) and initially certain infrastructure assets, which are subject to release.

Item 8.01.	Other Events.

On April 23, 2010, the Company issued a press release pursuant to Rule 135c of the Securities Act announcing the pricing of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

4.1	Indenture dated as of April 23, 2010 between the Company and the Trustee.

10.1	Credit Agreement dated as of April 23, 2010 among the Company, JPM, CSS, NATIXIS and the lenders thereto.

10.2	Registration Rights Agreement dated as of April 23, 2010 between the Company and J.P. Morgan Securities Inc.

10.3	Intercreditor Agreement dated as of April 23, 2010 among the Company, the Trustee and JPM.

99.1	Press Release dated April 23, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATP OIL & GAS CORPORATION

Date: April 29, 2010	By:	/S/ ALBERT L. REESE JR.

Albert L. Reese Jr.
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

4.1	Indenture dated as of April 23, 2010 between the Company and the Trustee.

10.1	Credit Agreement dated as of April 23, 2010 among the Company, JPM, CSS, NATIXIS and the lenders thereto.

10.2	Registration Rights Agreement dated as of April 23, 2010 between the Company and J.P. Morgan Securities Inc.

10.3	Intercreditor Agreement dated as of April 23, 2010 among the Company, the Trustee and JPM.

99.1	Press Release dated April 23, 2010.